Francois Houle
575, rue Lessard
Saint-Celestin Qc J0C 1G0




Wednesday, May 17th 2006




NewTech Brake Corp.
779, boul. Industriel
Blainville Qc J7C 3V3


Attention: Mr. Claude Rancourt, Secretary


Mr. Rancourt,

By the present, I wish to resign as Director of NewTech Brake Corp., for professional and personal reasons, effective as of today.

Best regards,



/s/ Francois Houle
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Francois Houle



/s/
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Witness

Thank you and have a nice day!